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  INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated
  December 19, 1995, in the
  Registration Statement and related Prospectus of The Municipal
  Bond Trust, Series 45.
  /s/ ERNST & YOUNG LLP
  New York, New York
  January 8, 1996